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                                  [LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this Form 8-K/A of our report dated February 21, 1996, except certain matters in Note 1.b. which date is May 9, 1996 and Note 8 which date is February 7, 1997, included in Registration Statement File No. 1-9079. It should be noted that we have not audited any financial statements of the Company subsequent to December 25, 1995 or performed any audit procedures subsequent to the date of our report.



                                              /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP


Orange County, California
February 7, 1997